EXHIBIT 1.1

[                ] Shares

People’s Utah Bancorp

UNDERWRITING AGREEMENT

                    , 2015

D. A. DAVIDSON & CO.

as Representative of the Several Underwriters

c/o D.A. Davidson & Co.

8 Third Street North

The Davidson Building

Great Falls, Montana 59401

Ladies and Gentlemen:

People’s Utah Bancorp, a Utah corporation (the “Company”), and the shareholders of the Company listed in Annex I hereto (the “Selling Shareholders”) severally propose to sell to the several underwriters named in Annex II hereto (each an “Underwriter” and, collectively, the “Underwriters”), for which you are acting as representative (the “Representative”), an aggregate of [            ] common shares (the “Firm Shares”) of the Company, $0.01 par value per share (the “Common Shares”). The Firm Shares consist of [            ] authorized but unissued Common Shares to be issued and sold by the Company and [            ] outstanding Common Shares to be sold by the Selling Shareholders. In addition, the Company has granted to the several Underwriters an option to purchase up to an additional [            ] Common Shares (the “Option Shares”) as provided in Section 2 hereof. The Firm Shares and, if and to the extent such option is exercised, the Option Shares, are collectively called the “Shares.”

The Underwriters have agreed to initially reserve [            ] of the Firm Shares to be purchased under this Agreement for sale at the public offering price to the Company’s directors, officers, employees and others identified by the Company (collectively, “Directed Share Purchasers”) pursuant to a directed share program (the “Directed Share Program”). The Firm Shares to be sold under the Directed Share Program by the Underwriters are referred to hereinafter as the “Directed Shares.” Any Directed Shares not purchased through the Directed Share Program will be offered to the public by the Underwriters.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-203518), including the related preliminary prospectus or prospectus to be used in connection with the public offering and sale of the Shares. Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A under the Securities Act and paragraph (b) of Rule 424 under the Securities Act. The information included in such prospectus that was omitted from the registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules and Regulations”), and including the Rule 430A Information is herein called the “Registration Statement;” provided, that in the event of any amendment thereto after the effective date thereof and before the Closing Date (as hereinafter defined), including a registration statement (if any) filed pursuant to Rule 462(b) under the Securities Act increasing the size of the offering registered under the Securities Act, the term Registration Statement shall include such amendment (but only as of and from the effective date thereof). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“BAF” means Bank of American Fork.

“Disclosure Package” means the Sale Preliminary Prospectus, any Issuer Free Writing Prospectus, and the pricing terms set forth in Annex IV to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares identified on Annex III hereto.

“Preliminary Prospectus” means, collectively, (i) each preliminary prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted the Rule 430A Information that was used after effectiveness of the Registration Statement and prior to the execution of this Agreement.

“Prospectus” means the final prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.

“Sale Preliminary Prospectus” means the Preliminary Prospectus dated [                    ], 2015.

“Subsidiaries” means (i) Bank of American Fork; and (ii) Lewiston State Bank.

1. Representations and Warranties of the Company.

A. Representations and Warranties of the Company.

The Company represents and warrants to each Underwriter as follows:

(a) The Registration Statement has been declared effective by the Commission under the Securities Act. Copies of the Registration Statement, each Preliminary Prospectus, and the Prospectus, any amendments or supplements thereto that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered or made available to the Representative.

(b) No order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose.

(c) Each of the Sale Preliminary Prospectus and the Registration Statement conforms, and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in all respects to the requirements of the Securities Act and the Rules and Regulations.

The Registration Statement, at the time it became effective, at the Closing Date and at any applicable Option Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, as of its date, the date it was filed with the Commission, the Closing Date, and any applicable Option Closing Date, as the case may be, and the Sale Preliminary Prospectus, and any amendment or supplement thereto, as of [            ] a.m. Eastern Time on the date of this Agreement (the “Initial Sale Time”), do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the Initial Sale Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, including any document filed as an exhibit to the Registration Statement; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus, the Sale Preliminary Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein as identified in Section 11 hereof.

(d) At the time of the filing of the Registration Statement, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act. Other than written communications approved in advance by the Representative or listed in Annex III hereto, the Company has not prepared or used a free writing prospectus, as such term is defined in Rule 405 of the Rules and Regulations (a “Free Writing Prospectus”), in connection with the offer and sale of the Shares.

(e) There are no contracts, agreements or other documents of the Company, any Subsidiary, or any other entity controlled directly or indirectly by the Company, that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or filed as exhibits to the Registration Statement which have not been so described or filed as required by the Securities Act and the Rules and Regulations. Each description of a contract, agreement or other document in the Registration Statement and the Prospectus insofar as they purport to constitute summaries of the documents referred to therein, are fair summaries in all material respects.

(f) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Prospectus and the Disclosure Package which have not been described as required.

(g) The consolidated financial statements of the Company, together with the related notes and schedules thereto, filed as part of the Registration Statement or included in the Sale Preliminary Prospectus and the Prospectus, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and fairly present, in all material respects, the financial position of the Company and of the Subsidiaries as of the dates indicated, and the results of operations and changes in financial position for the periods therein specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the related notes thereto). No other financial statements or schedules are required to be filed as part of or incorporated by reference in the Registration Statement or included in the Sale Preliminary Prospectus or the

Prospectus. The summary and selected consolidated financial data included in the Registration Statement, the Prospectus, and the Disclosure Package present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiaries. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”)) contained in the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(h) Tanner LLC, who has expressed its opinion with respect to certain of the financial statements and the related notes thereto included in the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(i) The Company and each Subsidiary maintains a system of internal controls over financial reporting designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the Prospectus, and the Disclosure Package.

(j) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.

(k) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares by the Company, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject; or (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens would have a material adverse effect upon the financial condition, earnings, operations, management, properties, business or business prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); or (iii) violate or conflict with any provision of the articles or certificate of incorporation, formation or organization, charter, bylaws, operating agreement, partnership agreement or other governing documents of the Company or any of its Subsidiaries. No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (x) such as have been made or obtained under the Securities Act, (y) as may be required under state securities or blue sky laws or (z) such as may be required pursuant to the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(l) The Shares have been duly authorized and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive or other similar rights; and there are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(m) Other than as contemplated by this Agreement or described in each of the Sale Preliminary Prospectus and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(n) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(o) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Utah, and is qualified to do business and is in good standing in each other jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. The Company and its Subsidiaries have all requisite power and authority to own their respective properties and to conduct their respective businesses as currently being carried on and as described in the Prospectus.

(p) (i) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”) and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and has made an effective election to become a financial holding company under the Bank Holding Company Act and the Federal Reserve Board’s Regulation Y; (ii) the activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board set forth in Title 12 of the Code of Federal Regulations; and (iii) Bank of American Fork and Lewiston State Bank are each validly existing as a bank under the laws of the State of Utah.

(q) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Prospectus, and the Disclosure Package (other than for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Registration Statement or upon exercise of outstanding options pursuant to stock option plans described in the Disclosure Package and the Prospectus). The Common Shares conform to the description thereof included in the Prospectus and the Disclosure Package. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the Prospectus, and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the exhibits to the Registration Statement accurately and fairly summarize such plans, arrangements, options and rights.

(r) The Subsidiaries are the only subsidiaries, direct or indirect, of the Company, and there are no other “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The Company does not own or control, directly or indirectly, any corporation, limited liability company, partnership or other person, other than the Subsidiaries and joint ventures to which it is a party.

(s) All the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and as to those Subsidiaries which are corporations, are fully paid and nonassessable; and all such outstanding shares of capital stock or other equity interests of each Subsidiary have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All outstanding shares of capital stock or other equity interests of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances.

(t) Except for restrictions imposed by (i) applicable loan or credit facilities, (ii) any bonding facility, (iii) applicable law or (iv) its organizational documents, no Subsidiary is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests or from repaying any loans or advances made by the Company to such Subsidiary, and no Subsidiary is restricted from transferring any of its property or assets to the Company.

(u) Neither the Company nor any Subsidiary is (i) in violation of its articles or certificate of incorporation, formation or organization, bylaws, operating agreement, partnership agreement or other governing documents, (ii) in violation of any judgment, decree, order, statue, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement, instrument, franchise, license or permit to which the Company or any such Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary is subject, except, in the case of clauses (ii) and (iii), where any such violation, breach or default would not have, individually or in the aggregate, a Material Adverse Effect.

(v) The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all items of personal property, described as being owned by them in each of the Registration Statement, the Prospectus, and the Disclosure Package that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties; and (ii) described in each of the Registration Statement, the Prospectus, and the Disclosure Package or the documents filed as exhibits to the Registration Statement (including pursuant to any credit or bonding facility, or document entered into in connection therewith); and any real and personal property held under leases by the Company and its Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such properties by the Company and its Subsidiaries.

(w) Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in each of the Registration Statement, the Prospectus, and the Disclosure Package. None of the Company or its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how.

(x) Except to the extent that the Company and its Subsidiaries are self-insured as described in each of the Registration Statement, the Prospectus, and the Disclosure Package, the Company and its Subsidiaries have insurance coverage in such amounts and with such deductibles and covering such risks that the Company deems to be adequate to protect the Company and its Subsidiaries and their respective businesses and as are customary for their respective businesses, including policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and natural disasters, general liability and directors’ and officers’ liability. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a comparable cost. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied during the last five years, except that certain providers of medical insurance have declined to bid on coverage for the Company that was ultimately obtained from other providers. There are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company and its Subsidiaries have in effect performance and payment bonds that the Company deems to be adequate for the conduct of their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has knowledge that it will not be able to renew its existing performance and payment bonds or obtain new bonds as may be necessary to continue its business.

(y) The deposit accounts of the Company’s bank Subsidiaries are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the legal maximum, the Company’s bank Subsidiaries have paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or threatened.

(z) The Company and its Subsidiaries have filed all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax (collectively “Tax” or “Taxes”) returns, declarations, reports, claims for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (collectively, “Tax Returns”) that are required to be filed, other than non-federal Tax Returns that if not filed would not have, individually or in the aggregate, a Material Adverse Effect, and have paid or made provision for the payment of all Taxes required to be paid by any of them (whether or not shown on any Tax Return) and, if due and payable, any related assessment, fine, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(g) above in respect of all Taxes for all periods as to which the Tax liability or obligation of the Company or any of its Subsidiaries has not been finally determined. No Tax deficiency has been asserted or threatened against the Company.

(aa) The Company and each of its Subsidiaries have all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits issued by the appropriate public, regulatory or governmental agencies and bodies, required with respect to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in each of the Registration Statement, the Prospectus, and the Disclosure Package. The conduct of the business of the Company and each of the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations (including, without limitation, all applicable regulations and orders of, or agreements with, the Federal Reserve Board or any Federal Reserve Bank (collectively, the “Federal Reserve”), the FDIC, the Utah Department of Financial Institutions, the Office of the Comptroller of the Currency, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity except where failure to be so in compliance would not have a Material Adverse Effect). Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits.

(bb) Since the date as of which information was given in the Registration Statement, the Prospectus, and the Disclosure Package, (i) there has been no change or development that could reasonably be expected to have a Material Adverse Effect (a “Material Adverse Change”); (ii) there have been no transactions entered into by the Company or its Subsidiaries which would materially and adversely affect the Company or its Subsidiaries, taken as a whole; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its equity securities; (iv) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent; and (v) there has not been (A) any issuance of warrants, convertible securities or other rights to purchase equity securities of the Company or the capital stock or membership, partnership or other equity interests of any Subsidiary, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any Subsidiary, other than borrowings after such dates under the credit facilities described in each of the Registration Statement, the Prospectus, and the Disclosure Package. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are not disclosed in each of the Registration Statement, the Prospectus, and the Disclosure Package that are material to the Company and its Subsidiaries, taken as a whole.

(cc) There is not pending or, to the knowledge of the Company, threatened or contemplated, any investigation, action, suit or proceeding to which the Company or any Subsidiary is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially and adversely affect the Company’s performance under this Agreement or the consummation of any of the transactions contemplated hereby; and there are no current or pending actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Prospectus or the Disclosure Package that are not so described.

(dd) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). None of the Company or any Subsidiary is or, after receipt of payment for the Shares will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(ee) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the Common Shares to facilitate the sale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act.

(ff) Each of the Company and its Subsidiaries, and each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company and its Subsidiaries or their “ERISA Affiliates” (as defined below) have any liability (each, a “Plan”), are in compliance in all material respects with all applicable statutes, rules and regulations, including ERISA and the Code. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. With respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA), or (ii) Sections 412 or 4971 of the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification.

(gg) To the knowledge of the Company, no hazardous substances, hazardous wastes, pollutants or contaminants (i) have been released, deposited or disposed of in, on or under any properties during the period in which the Company or any Subsidiary has owned, leased, managed, controlled or operated such properties; or (ii) have been released, deposited or disposed of by or on behalf of the Company in, on or under any such properties, in the case of each of clauses (i) and (ii) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any release, violation or remedial action (other than remedial actions of the type routinely carried out at facilities of like character to those operated by the Company and its Subsidiaries), which would not have, or would not be reasonably expected to have, individually or in the aggregate with all such releases, violations or remedial actions, a Material Adverse Effect.

(hh) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

(ii) The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form requested by the Underwriters, of those individuals set forth on Annex V hereto.

(jj) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, and its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in providing reasonable assurance that material information relating to the Company and its Subsidiaries is made known to such persons, including during the period when the Company prepares its periodic reports to be filed with or furnished to the Commission. The Company does not have knowledge of (a) any material weaknesses in its internal controls over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(kk) All statistical or market-related data included in the Registration Statement, the Prospectus, and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ll) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders that are required to be described in the Registration Statement, the Prospectus, and the Disclosure Package and that are not so described as required.

(mm) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(nn) The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries

(the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in with applicable regulatory standards and customary industry practices.

(oo) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(pp) The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative and with entities that are either (1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act or (2) institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (defined below). Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Disclosure Package, complies with the Securities Act, and when taken together with the Disclosure Package, as of the Initial Sale Time did not, and as of the Closing Date and any applicable Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from any Written Testing-the-Waters Communication made in reliance upon and in conformity with the information furnished by the Representative on behalf of any Underwriter as described in Section 11 hereof.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(qq) The Company has not offered, or caused the Underwriters to offer, Common Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products and services.

(rr) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(ss) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, and will cause all of its Subsidiaries not to, knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its Subsidiaries. Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.

(uu) All swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its Subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its obligations under any such agreement or arrangement.

(vv) Except as disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve, the FDIC or the Utah Department of Financial Institutions (other than orders applicable to banks, bank holding companies and any of their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(ww) Each invitee under the Directed Share Program is located in the United States, and no offers or sales will be made in any foreign jurisdiction in connection with the Directed Share Program.

B. Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as follows:

(a) Such Selling Shareholder is the record and beneficial owner of, and has, and on the Closing Date and any applicable Option Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Shareholder is selling the Shares to be sold by such Selling Shareholder for such Selling Shareholder’s own account and is not selling such Shares, directly or indirectly, for the benefit of the Company or any Underwriter, and no part of the proceeds of such sale received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company or any Underwriter other than as described in the Registration Statement, the Prospectus and the Disclosure Package.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, regulation, order or decree applicable to such Selling Shareholder, except for such breaches, violations or defaults that would not materially and adversely affect such Selling Shareholder’s performance under this Agreement or the consummation of any of the transactions contemplated hereby; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, or for the consummation of the transactions contemplated hereby, including the sale of the Shares being sold by such Selling Shareholder, except such as may be required under the Securities Act or state securities laws or blue sky laws.

(c) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described in the Registration Statement and exhibits filed in connection therewith.

(d) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus or the Disclosure Package or other materials permitted by the Securities Act to be distributed by such Selling Shareholder; provided, however, that no Selling Shareholder has made nor will make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(e) The Registration Statement, at the time it became effective, at the Closing Date and at any applicable Option Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, as of its date, the Closing Date, and any applicable Option Closing Date, as the case may be, and the Sale Preliminary Prospectus, and any amendment or supplement thereto, as of the Initial Sale Time, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the Initial Sale Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, including any document filed as an exhibit to the Registration Statement; provided, that the representations and warranties set forth in this subsection (e) apply only to the extent that any statements in or omissions from a Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto are based on written information furnished to the Company by such Selling Shareholder specifically for use therein (any written information concerning such Selling Shareholder specifically for such use being referred to as the “Selling Shareholder Information”).

(f) All Selling Shareholder Information furnished by such Selling Shareholder contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Firm Shares or until any earlier date that such Selling Shareholder notified or notifies the Company and the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Shareholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Selling Shareholder Information would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Shareholder has promptly notified or will promptly notify the Company and the Representative and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(g) The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Disclosure Package and Prospectus.

(h) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other reference security, whether to facilitate the sale or resale of the Firm Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

2. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [            ] Firm Shares, and each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Shareholder in Annex I hereto to the several Underwriters. Each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Firm Shares set forth opposite its name on Annex II hereto. The

purchase price per share of the Shares to be paid by the several Underwriters to the Company shall be $[            ]. It is understood that [            ] Firm Shares initially will be reserved by the Underwriters for offer and sale to the Directed Share Purchasers upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of FINRA. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Purchaser for any action taken or omitted to be taken in good faith in connection with the administration of such Directed Share Program. Notwithstanding the foregoing, to the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Purchaser on or immediately after the date hereof (the “Unsold Directed Shares”), such Unsold Directed Shares may be offered by the Underwriters to the public as part of the public offering contemplated herein.

(b) Delivery of the Firm Shares to be purchased by the Underwriters against payment therefor shall be made as provided in Sections 2(d) and 2(e) below at 9:00 a.m. Eastern time on [            ], 2015, or at such other time and date not later than ten business days after such date as the Representative shall designate by notice to the Company, such time and date of payment and delivery being herein called the “Closing Date.”

(c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, the Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time or from time to time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of each delivery of Option Shares, if subsequent to the Closing Date, is referred to herein as the “Option Closing Date” and shall be determined by the Representative and shall not be later than five full business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the percentage set forth on Annex II opposite the name of such Underwriter, and the Company agrees to sell such number of Option Shares to each such Underwriter. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Payment for the Shares shall be made at the Closing Date (and, if applicable, any applicable Option Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. D. A. Davidson & Co., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at the Depository Trust Company, New York, New York (“DTC”), as designated by the Representative for the accounts of the Representative and the several Underwriters at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Option Shares that the Underwriters have agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at DTC as designated by the Representative for the accounts of the Representative and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter hereunder.

(f) Not later than 12:00 noon, Eastern Time on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

3. Offering by the Underwriters.

The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus and the Disclosure Package, their respective portions of the Firm Shares (and Option Shares, as the case may be) as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

4. Covenants.

A. Covenants of the Company.

The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will comply with the requirements of Rule 430A and will notify the Representative promptly (i) of the time when any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Prospectus or the Sale Preliminary Prospectus has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or the Sale Preliminary Prospectus or additional information relating thereto. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Securities Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b).

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 424(b)), or any amendment, supplement or revision to the Prospectus or the Sale Preliminary Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel to the Underwriters shall reasonably object.

(c) The Company will take all steps necessary to list for quotation and maintain the listing of the Common Shares on The NASDAQ Capital Market.

(d) The Company will advise the Representative, promptly after the Company receives notice or obtains knowledge thereof, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (ii) once the Common Shares are listed on The NASDAQ Capital Market, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction or quoted for trading on The NASDAQ Capital Market, or of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose; and the Company will use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

(e) During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer (the “Distribution Period”), the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in effect, so far as necessary to permit the sale and distribution of the Shares by the Underwriters as contemplated by the provisions hereof and the Prospectus. If, during the Distribution Period the Sale Preliminary Prospectus is being used to solicit offers to purchase Shares at a time when the Prospectus is not yet available and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Sale Preliminary Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the

Sale Preliminary Prospectus to comply with applicable law, the Company shall promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Sale Preliminary Prospectus so that the statements in the Sale Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Sale Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Sale Preliminary Prospectus, as amended or supplemented, will comply with applicable law. If during the Distribution Period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or in the opinion of the Representative, (i) the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or (ii) it becomes necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Company will promptly notify the Representative and will prepare and file with the Commission, and furnish at its own expense to the Underwriters, an amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act.

(f) The Company shall cooperate with the Representative and counsel for the Underwriters in endeavoring to qualify the Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions of the United States as the Representative may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity, to registration as a securities dealer or to taxation as a foreign corporation. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

(g) During the Distribution Period, the Company shall furnish to the Underwriters copies of the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits) and (ii) each of the Preliminary Prospectuses, the Prospectus and all amendments and supplements thereto, in each case as soon as available and, with respect to the documents in clause, in such quantities as the Representative may from time to time reasonably request.

(h) For a period of two years commencing with the date hereof, the Company will, furnish to the Representative copies of all documents, reports and other information furnished by the Company to the holders of its Common Shares generally except, in each case, if available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(i) The Company shall make generally available to holders of the Common Shares as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date on which a prospectus supplement is filed pursuant to Rule 424(b) under the Securities Act that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company shall apply the net proceeds received by it from the sale of the Shares for the purposes set forth in the Prospectus under the caption “Use of Proceeds” in the Prospectus.

(k) The Company shall not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

(l) For so long as the Shares sold in the offering contemplated by this Agreement are listed on The NASDAQ Capital Market or a comparable securities exchange or market, the Company shall engage and maintain a registrar and transfer agent for the Common Shares.

(m) The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Securities Act or the Exchange Act during the Distribution Period.

(n) For a period of 180 days after the date of the Prospectus (the “Lock-Up Period”) the Company shall not, without the prior written consent of the Representative, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares, or enter into a transaction that would have the same effect; or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such aforementioned transaction is to be settled by delivery of the Common Shares or such other securities, in cash or otherwise; (2) publicly disclose the intention to make any such offer, sale, hypothecation, pledge, grant or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or (3) file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to Common Shares; provided, however, that the foregoing restrictions do not apply to (i) the registration of the Common Shares and the sales thereof to the Underwriters pursuant to this Agreement, (ii) issuances of Common Shares upon the exercise of options disclosed as outstanding in the Prospectus and the exhibits to the Registration Statement, and (iii) the grant of employee stock options not exercisable during the Lock-Up Period pursuant to plans described in the exhibits to the Registration Statement; provided, further, that, if the Company ceases to be an Emerging Growth Company prior to the expiration of the Lock-Up Period and (x) within 15 days of the expiration of the Lock-Up Period, the Company issues an earnings release or discloses material news, or a material event relating to the Company occurs, or (y) before the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period beginning on the last day of the Lock-Up Period, then in any such case the restrictions imposed by this Section 4A(l) shall continue to apply until the expiration of the 15-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event; provided, moreover, that the foregoing clause shall not apply if the Company delivers to the Representative, not sooner than 18 nor later than 16 days before the last day of the Lock-Up Period, a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Shares are not “actively traded securities,” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

(o) The Company shall not, without the prior written consent of the Representative, use a Free Writing Prospectus in connection with the offering and sale of the Shares or take any actions that would require the Company or the Underwriters to file a Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations. The Company has not failed to comply, and will not fail to comply with, the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, or retention where required, and legending. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein as identified in Section 11 hereof.

(p) The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(q) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the end of the Distribution Period and (ii) the end of the Lock-Up Period.

(r) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Date or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 7 hereof, neither the Company nor any of its Subsidiaries, without the prior written consent of the Representative, shall take or permit to be taken any action that could result in the common shares of any Subsidiary becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided that this covenant shall be null and void if the Federal Reserve Board, the FDIC or any federal or state bank regulator or regulatory authority having jurisdiction over the Company or any of its Subsidiaries, by regulation, policy statement or interpretive release or by written order or written advice addressed to a Subsidiary of the Company and specifically addressing the provisions of Section 7 hereof, permits indemnification of the Underwriters by the Company as contemplated by such provisions.

B. Covenants of the Selling Shareholders.

Each Selling Shareholder covenants and agrees with the several Underwriters as follows:

(a) Such Selling Shareholder will pay all taxes, if any, on the transfer and sale, respectively, of the Firm Shares being sold by the Selling Shareholder and all expenses and fees of Dorsey & Whitney LLP, counsel for the Selling Shareholders.

(b) Such Selling Shareholder has delivered to the Representative prior to the date of this Agreement a Lock-Up Agreement, in a form satisfactory to the Representative, executed by or on behalf of such Selling Shareholder and such agreement is in full force and effect.

(c) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares.

(d) Such Selling Shareholder shall immediately notify the Representative if any event occurs, or of any change in the Selling Shareholder Information, which results in the Disclosure Package or in the Prospectus (as amended or supplemented) or any Issuer Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Such Selling Shareholder shall deliver to the Representative, prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

C. Covenant of the Underwriters. Each Underwriter agrees that, without the prior written consent of the Company, it will not make any offer relating to the Shares that would constitute a Free Writing Prospectus required to be filed by the Company or the Underwriters with the Commission or retained by the Company under Rule 433 of the Securities Act. The Company and the Underwriters each represent and agree that any such Free Writing Prospectus, the use of which has been consented to by the Company and the Underwriters, is listed on Annex III.

5. Costs and Expenses.

(a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees, and expenses incident to the performance of its and the Underwriters’ obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Shares; (ii) all expenses and fees (including fees and expenses of the Company’s accountants and counsel, and the Representative’s counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and this Agreement; (iii) the fees and expenses of the transfer agent and registrar; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares; (v) fees and expenses of Representative’s counsel relating to qualifying the Shares for offering and sale in, or obtaining exemptions from the application of, the applicable securities laws of such states as the Representative may reasonably designate; (vi) fees incurred to quote the Common Shares for trading on The NASDAQ Capital Market; and (vii) all expenses and taxes incident to the sale and delivery of the Shares by the Company.

(b) If the sale of the Shares provided for herein is not consummated for any reason, then the Company shall reimburse the Underwriter for all expenses (including, without limitation, reasonable fees and expenses of counsel for the Underwriter) incurred by the Underwriter in connection with the offering contemplated by this Agreement.

(c) The obligations of the Company and the Selling Shareholders to pay or cause to be paid the expenses of the Representative set forth in Sections 5(a) and 5(b) shall not exceed $100,000 (except for the costs set forth in Section 5(a)(v) above, which shall be in addition to such maximum).

6. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the Closing Date and, with respect to the Option Shares, the Option Closing Date, are subject to the accuracy of the Company’s and the Selling Shareholders’ representations and warranties set forth in Section 1 hereof, as of the date hereof and at the Closing Date (as if made at the Closing Date) and, with respect to the Option Shares, as of the Option Closing Date (as if made at the Option Closing Date), to the timely performance by the Company of its covenants and other obligations hereunder, and to the following additional conditions:

(a) The Registration Statement, including any Rule 462(b) registration statement, has become effective and no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company or any Representative, threatened; a Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Between the date hereof and the Closing Date (or the Option Closing Date, as the case may be), no Material Adverse Change shall have occurred or become known to the Company that, in the Representative’s judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

(c) The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be an opinion of Dorsey & Whitney LLP, counsel for the Company, substantially in the form of Exhibit A attached hereto, which opinion shall be dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters.

(d) The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion from Stoel Rives LLP, counsel for the Underwriters, dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters, as to such matters as the Underwriters may reasonably request.

(e) At the time of the execution of this Agreement, the Representative shall have received a letter from Tanner LLC, independent registered public accountants, a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package.

(f) At the Closing Date and the Option Closing Date, as the case may be, the Representative shall have received a letter from Tanner LLC, independent registered public accountants, to the effect that they reaffirm the statements in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date with respect to the financial statements and certain financial information contained in the Prospectus.

(g) The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

(i) the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii) for the period from and after the date hereof and prior to the Closing Date or the applicable Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(iii) such officer has examined the Registration Statement and nothing has come to his attention that would lead him to believe that: (1) as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading, and (2) since the effective date of the Registration Statement, there has occurred any event required to be set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment;

(iv) such officer has examined the Prospectus, including any amendments and supplements thereto, and nothing has come to his attention that would lead him to believe that the Prospectus as of its date and the Closing Date or the applicable Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) such officer has examined the Disclosure Package and nothing has come to his attention that would lead him to believe that the Disclosure Package, as of the Initial Sale Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Common Shares shall have been approved for listing on The NASDAQ Capital Market, subject only to official notice of issuance and upon consummation of the offering contemplated by this Agreement the Company will be in compliance with the designation and maintenance criteria applicable to NASDAQ Capital Market issuers.

(i) The Representative and counsel for the Underwriters shall have received, on or before each of the Closing Date and the Option Closing Date, as the case may be, such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.

(j) On or prior to the date hereof, the persons identified on Annex V shall have furnished to the Representative lock-up agreements in a form acceptable to the Representative, and each such agreement shall be in full force and effect on each of the Closing Date and the Option Closing Date.

(k) The Representative shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate or certificates, dated the Closing Date or the Option Closing Date, as the case may be, signed by each of the Selling Shareholders to the effect that the representations and warranties of each of the Selling Shareholders set forth in Section 1(B) of this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and such Selling Shareholder has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

All opinions, certificates, letters and other documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Representative.

7. Indemnification and Contribution.

(a) The Company and BAF, jointly and severally, agree to indemnify and hold each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, harmless against any losses, claims, damages, liabilities or expenses (“Losses”), to which such Underwriter may become subject under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Representative, on behalf of the Underwriters, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof; provided, further, that with respect to any untrue statement in or omission from a Preliminary Prospectus, the foregoing indemnity shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such Loss was an initial resale by such Underwriter and (i) the untrue statement in or omission from such Preliminary Prospectus was corrected in either a subsequent Preliminary Prospectus or the Prospectus (referred to as a “Correcting Prospectus”) and (ii) a copy of the Correcting Prospectus was not delivered by or on behalf of such Underwriter to such person unless, (x) such failure by such Underwriter to deliver the Correcting Prospectus was a result of non-compliance by the Company with the provisions of Section 4(A) hereof or (y) such Underwriter had entered into a contract of sale with such person for Common Shares prior to the time the Correcting Prospectus was delivered by the Company to such Underwriter. Notwithstanding the foregoing, the indemnification provided for in this Section 7(a) shall be limited with respect to BAF to the extent necessary if (i) a Governmental Entity having jurisdiction over BAF by written communication addressed to BAF or its board of directors, including in connection with any examination of BAF, informs BAF or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to BAF, (ii) a Governmental Entity notifies BAF that any indemnification would result in an adverse impact on BAF’s examination ratings, (iii) such indemnification would give rise to civil money penalties or other sanctions, or (iv) BAF determines, upon the written opinion of counsel, that any indemnification made by BAF hereunder would violate any law, rule, regulation or policy applicable to BAF.

(b) Each Selling Shareholder agrees to indemnify and hold each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, harmless against any Losses, to which such Underwriter may become subject under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Selling Shareholder), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (x) a Selling Shareholder shall be liable in any such case only to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with Selling Shareholder Information relating to such Selling Shareholder, and (y) in no event shall any Selling Shareholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Shareholder from the sale of the Firm Shares pursuant to this Agreement.

(c) Each Underwriter agrees, severally but not jointly, to indemnify and hold the Company and each Selling Shareholder, its directors, officers and employees, and each person, if any, who controls the Company and each Selling Shareholder within the meaning of the Securities Act, harmless from and against any Losses to which any such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, Preliminary

Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of such Underwriter, specifically for use in the preparation thereof, it being understood and agreed upon that the only such information furnished by the Representative on behalf of any Underwriter consists of the information described as such in Section 11 hereof.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this Section 7. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

After notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representative in the case of subsection (c) above) representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) In connection with the offer and sale of Directed Shares, the Company agrees, promptly upon written notice, to indemnify and hold harmless each Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act from and against any and all losses, liabilities, claims, damages and expenses incurred by them (i) as a result of the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Shares have been offered or (ii) as a result of the failure of any Directed Share Purchaser, who has agreed to purchase Directed Shares, to pay for and accept delivery of the Directed Shares, or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Underwriter.

(g) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold an indemnified party harmless under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The obligations the Company and BAF to contribute in this Section 7(g) are joint and several. Notwithstanding the foregoing, the contribution obligation of BAF provided for in this Section 7(g) shall be limited with respect to BAF to the extent necessary if (i) a Governmental Entity having jurisdiction over BAF by written communication addressed to BAF or its board of directors, including in connection with any examination of BAF, informs BAF or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to BAF, (ii) a Governmental Entity notifies BAF that any contribution would result in an adverse impact on BAF’s examination ratings, (iii) such contribution would give rise to civil money penalties or other sanctions, or (iv) BAF determines, upon the written opinion of counsel, that any contribution made by BAF hereunder would violate any law, rule, regulation or policy applicable to BAF.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were to be determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the first paragraph of this subsection (f). The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(h) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have, including liability for Losses incurred by any Underwriter, its officers and employees that arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company or the Selling Shareholders contained herein or (ii) the failure of the Company or the Selling Shareholders to perform its or their obligations hereunder or under law and shall extend, on the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act. The obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act.

(i) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days after receipt of an invoice by the indemnifying party.

(j) The parties to this Agreement hereby acknowledge that they are sophisticated business persons and were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in the light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

8. Representations and Agreements to Survive Delivery.

All representations, warranties and agreements of the Company and the Selling Shareholders herein or in certificates delivered pursuant hereto, and the agreements of the Company, the Selling Shareholders and the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, the Company or any of its officers, directors or controlling persons, or the Selling Shareholders or any controlling person thereof, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder and any termination of this Agreement. A successor to any Underwriter, or to the Company, or to any Selling Shareholder, and their respective directors, officers, and controlling persons shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7.

9. Termination.

(a) The Representative shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the Closing Date or, in the case of the Option Shares, prior to the applicable Option Closing Date (i) if there shall have occurred a Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured) or development involving a prospective Material Adverse Change that, in the judgment of the Representative, makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Shares; (ii) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the judgment of the Representative, makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Shares; or (iii) if trading in the Common Shares has been suspended or limited by the Commission or The NASDAQ Capital Market, or if trading in securities generally on either the New York Stock Exchange or The NASDAQ Capital Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by The NASDAQ Capital Market or by order of the Commission or any other governmental authority, or FINRA; (iv) if a general banking moratorium has been declared by federal, Delaware or New York authorities; or (v) if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of (i) the Company or any Selling Shareholder to any Underwriter, except as provided in Section 5 hereof; (ii) any Underwriter to the Company or any Selling Shareholder; or (iii) of any party hereto to any other party except that the provisions of Section 7 shall survive such termination and remain operative and in full force and effect.

10. Default By the Underwriters.

(a) If any Underwriter or Underwriters shall default in their obligations to purchase the Shares which they have agreed to purchase hereunder, the Representative may in its discretion arrange for the purchase of such Shares by themselves or another party or other parties on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. The foregoing shall not relieve any defaulting Underwriter from liability for its default.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 10% of the aggregate number of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased exceeds 10% of the aggregate number of all of the Shares to be purchased, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity, contribution and reimbursement agreements in Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Information Furnished by Underwriters.

The Company and each Selling Shareholder hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the Registration Statement, any Preliminary Prospectus or the Prospectus under the caption “Underwriting”; and the Underwriters confirm that such statements are correct.

12. Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed or delivered:

If to the Representative:

D.A. Davidson & Co.

8 Third Street North

The Davidson Building

Great Falls, MT 59403

Attention: Equity Syndicate Department

with a copy to:

Stoel Rives LLP

201 S. Main Street, Suite 1100

Salt Lake City, Utah 84111

Attention: Reed W. Topham

If to the Company:

People’s Utah Bancorp

1 East Main Street

American Fork, UT 84003

Attention: Chief Executive Officer

with a copy to:

Dorsey & Whitney LLP

136 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Nolan S. Taylor

If to the Selling Shareholders:

c/o Richard T. Beard

33 East Main Street

American Fork, UT 84003

Attention: Richard T. Beard

with a copy to:

Dorsey & Whitney LLP

136 South Main Street, Suite 1000

Salt Lake City, UT 84101

Attention: Nolan S. Taylor

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Shares from the Underwriters merely by reason of such purchase.

14. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15. Severability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

16. General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto (it being understood that execution by the Representative of any such amendment or modification shall constitute execution by the Underwriters), and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with any other Underwriter or with the Company.

17. No Fiduciary Duty.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or any Selling Shareholder may have against the several Underwriters with respect to any breach or alleged breach of agency, fiduciary or similar duty in connection with the transactions contemplated hereby or the process leading thereto.

18. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Please sign and return to the Company this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very Truly Yours, PEOPLE’S UTAH BANCORP

By:
Name:
Title:

BANK OF AMERICAN FORK

By:
Name:
Title:

Selling Shareholders PAUL GUNTHER FAMILY LLC

By:
Name:
As Attorney-In-Fact

GLENMAUR INVESTMENTS, LTD

By:
Name:
As Attorney-In-Fact

DAVEMAR HOLDINGS, LLC

By:
Name:
As Attorney-In-Fact

THE RICHARD T BEARD TRUST

By:
Name:
As Attorney-In-Fact

THE MUELLECK FAMILY TRUST

By:
Name:
As Attorney-In-Fact

FF LEASING, LTD

By:
Name:
As Attorney-In-Fact

Confirmed and accepted by Representative as of the date hereof.

D.A. DAVIDSON & CO.

By D.A. DAVIDSON & CO., as Representative and on behalf of the several Underwriters listed on Annex II hereto.

By:
Name: Daren Shaw
Title: Managing Director

ANNEX I

Selling Shareholders

Selling Shareholder	Number of Firm Shares To Be Sold
Paul Gunther Family LLC
Glenmaur Investments, Ltd
Davemar Holdings, LLC
The Richard T. Beard Trust
The Muelleck Family Trust
FF Leasing, Ltd
Total

Annex I – 1

ANNEX II

Underwriters

Underwriter	Percentage of Total Number of Firm Shares To Be Purchased	Option Shares To Be Purchased
D.A. Davidson & Co.	—%
Sandler, O’Neill & Partners, L.P.	—%
Fig Partners, LLC	—%
Total	100%

Annex II – 1

ANNEX III

Issuer Free Writing Prospectuses

None.

Annex III – 1

ANNEX IV

Pricing Terms

Shares to be offered:

Price per share to the public: $

Offering Proceeds to the Company, before expenses: $

Closing Date:                             , 2015

Annex IV – 1

ANNEX V

Persons Subject to Lock Up Agreements

[Listing to include all named executive officers, directors and shareholders holding more than 5.0% of the company’s shares (including shares held by attribution).]

Annex V – 1

Exhibit A

Opinion of Dorsey & Whitney LLP, counsel for the Company and the Selling Shareholders

[To Come]

Exhibit A – 1